Exhibit 28(g)(7)

Execution Version

AMENDMENT TO CUSTODY AGREEMENT

This Amendment is made and entered into as of May 18, 2022 (the “Effective Date”) by and between THE BANK OF NEW YORK MELLON, a New York state chartered bank (“BNY Mellon”), and USCF ETF Trust, a Delaware statutory trust, on behalf of itself, its Series and any Subsidiary, as defined below, (“Customer”). BNY Mellon and Customer are collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Customer and BNY Mellon are parties to that certain Custody Agreement dated as of March 26, 2020 (the “Agreement”), pursuant to which Customer has appointed BNY Mellon as the custodian of certain of its assets and BNYM Mellon provides for the portfolios identified on Appendix I thereto (each, a “Series”) and the Cayman Islands exempt company wholly-owned subsidiary of any such Series (each, a “Subsidiary”) the services described therein; and

WHEREAS, Customer wishes to appoint BNY Mellon as the custodian of certain of its assets with respect to certain additional Series and each Subsidiaries hereafter identified to BNY Mellon on Appendix I, and BNY Mellon is willing to provide such services on the terms and conditions set forth therein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1.	The Agreement is hereby amended as of the Effective Date by adding the following Series, each as a party to the Agreement:

USCF ESG Dividend Income Fund

2.	The Agreement is hereby amended as of the Effective Date by deleting Appendix I of the Agreement in its entirety and replacing it with Appendix I as attached hereto.

3.	The Agreement is hereby amended as of the Effective Date by deleting Section 17.3 of the Agreement and replacing it as follows:

“17.3 Amendment This Agreement may not be amended or modified in any manner except by a written agreement executed by BNY Mellon and Customer; provided that a Customer may enter into this Agreement as a new Customer upon the execution by such new Customer and BNY Mellon of a mutually agreed upon Appendix I, without the requirement that all or any other Customer(s) execute such Appendix I.”

4.	Customer and BNY Mellon hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

5.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

6.	Any capitalized terms not defined herein shall have their respective meanings as assigned in the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

THE BANK OF NEW YORK MELLON		USCF ETF TRUST, on behalf of itself and keels each Series

By:	/s/ Justin T Skeels	By:	/s/ John P. Love
Name:	Justin T Skeels	Name:	John P. Love
Title:	Sr. Principal & Director	Title:	President
Date:	May 19, 2022	Date:	May 18, 2022

Address for Notice:		Address for Notice:
THE BANK OF NEW YORK MELLON		USCF ETF TRUST
240 Greenwich Street		1850 Mt. Diablo Boulevard, Suite 640
New York, NY 10286		Walnut Creek, CA 94596
Attention: Justin Skeels		Attention: John P. Love, President
With a copy to: Daphne G. Frydman, Chief Legal Officer

USCF CAYMAN COMMODITY 2

		By:	/s/ Stuart P. Crumbaugh
		Name:	Stuart P. Crumbaugh
		Title:	Director
		Date:	May 18, 2022

Address for Notice:
USCF CAYMAN COMMODITY 2 c/o USCF ETF TRUST 1850 Mt. Diablo Boulevard, Suite 640 Walnut Creek, CA 94596

USCF CAYMAN COMMODITY 3

		By:	/s/ Stuart P. Crumbaugh
		Name:	Stuart P. Crumbaugh
		Title:	Director
		Date:	May 18, 2022

Address for Notice:
USCF CAYMAN COMMODITY 3 c/o USCF ETF TRUST 1850 Mt. Diablo Boulevard, Suite 640 Walnut Creek, CA 94596
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USCF CAYMAN COMMODITY 4

By:	/s/ Stuart P. Crumbaugh
Name:	Stuart P. Crumbaugh
Title:	Director
Date:	May 18, 2022

Address for Notice:
USCF CAYMAN COMMODITY 4 c/o USCF ETF TRUST 1850 Mt. Diablo Boulevard, Suite 640 Walnut Creek, CA 94596

Pursuant to Section 10.1(a):

☐     as beneficial owner, Customer OBJECTS to disclosure

☐     as beneficial owner, Customer DOES NOT OBJECT to disclosure

☐     Custodian will CONTACT THE RELEVANT INVESTMENT MANAGER with respect to relevant Securities to make the decision whether it objects to disclosure IF NO BOX IS CHECKED, BNY MELLON WILL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY INSTRUCTION FROM CUSTOMER.

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APPENDIX I

USCF ETF Trust

Series

USCF Midstream Energy Income Fund

USCF Energy Commodity Strategy Absolute Return Fund

USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund

USCF Gold Strategy Plus Income ETF

USCF ESG Dividend Income Fund

Subsidiary

USCF Cayman Commodity 2

USCF Cayman Commodity 3

USCF Cayman Commodity 4

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